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                                                                  EXHIBIT 10.13




(MOTOROLA, INC./PROPEL, INC)                Loan Number N/A


                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (this "Agreement") is made effective as of this 11th day of July, 2000 by and between Motorola, Inc. ("Lender"), a Delaware Corporation with a registered business address of 1303 East Algonquin Road, Schaumburg, IL 60196, and Propel, Inc. ("Borrower"), a Delaware Corporation with a registered business address of 425 North Martingale Road, Schaumburg, IL 60173.

1.       FINANCING TERMS

         1.1 LOAN AMOUNT. Subject to the terms and conditions of this Agreement, Lender agrees to extend loans (each a "Loan" and collectively, the "Loans") to Borrower up to an aggregate principal amount of U.S. Dollars Three Hundred Thirty-Six Million (U.S. $336,000,000.00). Loans under this Agreement may be requested upon at least five (5) business days prior written notice stating the amount of the Loan, the date the Loan is to be made and the disbursement instructions.

         1.2 PROMISSORY NOTE. Each Loan shall be evidenced by and shall be repayable in accordance with, the terms of a promissory note substantially in the form attached hereto as EXHIBIT A (each a "Promissory Note" and collectively, the "Promissory Notes"). Borrower hereby irrevocably authorizes Lender at any time to endorse on the Promissory Notes or record on Lender's books and records the amount of the Loans disbursed by Lender under this Loan Agreement to or on behalf of Borrower, the aggregate principal balance of all Loans at any time outstanding and the repayment of any principal amount thereof. Such endorsement or record shall be prima facie evidence of the principal amount owing on the Promissory Notes in any proceedings to enforce the payment thereof.

         1.3 MATURITY. The term of this Agreement shall be through and each Loan shall be due and payable upon the earlier of the following (such date the "Maturity Date"): (i) June 30, 2001, (ii) upon demand by Lender as provided in SECTION 5 below and (iii) upon the occurrence of any Event of Default as provided in SECTION 6 below. The provisions of this Agreement shall apply until all amounts due under the Loan Agreement and any Promissory Notes have been paid in full.




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         1.4 INTEREST. Each Promissory Note shall bear interest at a rate of
Three Month LIBOR plus 0.25% per annum on the outstanding principal balance, computed on the basis of a 360-day year, as described below. Three Month LIBOR shall mean a rate of interest equal to that fixed rate of interest per annum for deposits with maturity periods of three months in United States dollars as reported on Bloomberg as the Official British Bankers' Association LIBOR. Three Month LIBOR shall be determined on the first business day of each calendar quarter for interest accruing during that quarter. Calendar quarter is defined as Lender's accounting quarter. Should a Loan be disbursed at other than the beginning of a calendar quarter, the applicable Three Month LIBOR rate to be used in determining the interest rate from the day of disbursement to the last day of that calendar quarter, shall be the Three Month LIBOR rate on the date of disbursement of the Loan. Interest shall be due at the end of each calendar quarter and shall be payable in arrears no later than the last business day of the calendar quarter. Notwithstanding the foregoing, upon an Event of Default (as defined below) each Promissory Note shall bear interest at the then applicable Three Month LIBOR rate plus 5% per annum. Should all of part of a Loan be repaid, either at maturity or prior to maturity, accrued interest is due at the time of repayment.

         1.5 PREPAYMENT. Borrower, at its option, may pay Lender all or any part of the Loans, plus accrued interest on the amount of the Loans being repaid, prior to the Maturity Date without premium or penalty.

2.       REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower represents and warrants to Lender as of the date of this Agreement and as of the date of the making of each Loan that:

         2.1 CORPORATE EXISTENCE. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdictions where the nature and extent of the business transacted by it or the ownership of its assets make such qualification necessary, except those jurisdictions in which the failure to so qualify does not, and will not, have a material adverse effect on its financial condition, results of operation or business.

         2.2 CORPORATE AUTHORITY. Borrower has all requisite corporate authority and power to execute and deliver this Agreement and each Promissory Note and to comply thereafter with the terms and conditions hereof and thereof, and to perform under the same without the requirement of any consent, registration or approval by any governmental entity or authority, or by any third party.

         2.3 BINDING EFFECT. This Agreement and each Promissory Note when executed, shall represent the legal, valid binding obligations of Borrower, and are enforceable against Borrower in accordance with their terms.





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         2.4 NO LEGAL RESTRICTIONS. Borrower is not subject to any legal restrictions that may directly or indirectly prevent it from executing and delivering this Agreement, or any Promissory Note, or from complying and performing under this Agreement and any Promissory Note.

         2.5 SOLVENCY. Borrower is able to pay its debts as they become due and has capital sufficient to carry on its business and all businesses in which it is about to engage, and has property having a value greater than the amount required to pay its current debts. Borrower will not be rendered insolvent by the execution and delivery of this Agreement and any Promissory Note.

         2.6 NO DEFAULTS. Borrower has not received any notice of, nor does Borrower have any knowledge of any defaults in the performance or fulfillment of any of its obligations under any material indenture, agreement or any instrument that would cause other parties to accelerate the due date of any material obligations and that would impair Borrower's ability to satisfy its obligations hereunder.

3.       AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that as long as any Loan remains outstanding and as long as this Agreement remains in effect:

         3.1 CORPORATE EXISTENCE. Borrower shall preserve and keep in full force and effect its corporate existence, its qualification to do business and its good standing in every jurisdiction where it is required to be so qualified except those jurisdictions in which the failure to so qualify does not, and will not, have a material adverse effect on its financial condition, its results of operation or its business.

         3.2 LICENSES, PERMITS AND FRANCHISES. Borrower shall maintain, preserve and protect its corporate and operational licenses, permits and franchises and comply with the terms, conditions and requirements of such licenses, permits and franchises, except where such failure to maintain, preserve or protect will not have a material adverse effect on its financial condition, its results of operation or its business.

         3.3 TAXES. If Borrower shall be required by law to deduct any taxes from or in respect of any sum payable hereunder, Borrower shall make such deductions and Borrower shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law. Within 30 days after the date of any payment of taxes Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

         3.4 INSPECTION. Borrower shall permit Lender, its agents and/or representatives to visit and inspect, at reasonable times and upon reasonable prior notice, its books of record and accounts and to discuss the results of such inspections with Borrower.




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4.       NEGATIVE COVENANTS

         Borrower covenants and agrees that as long as any Loan remains outstanding and as long as this Agreement remains in effect:

         4.1 INDEBTEDNESS. Borrower will not incur, create, assume, become or be liable in any manner with respect to any obligations or indebtedness that would materially impair Borrower's ability to satisfy its obligations hereunder.

         4.2 CHANGE IN OPERATIONS. Borrower shall not make any material change in the nature of its business or operations that would materially impair Borrower's ability to satisfy its obligations hereunder.

5.       DEMAND

         Following the date of this Agreement, Borrower and Lender will enter into that certain Israeli Separation, Initial Public Offering and Distribution Agreement (the "IPO and Distribution Agreement"), which will, among other things, govern Borrower's rights and duties in connection with a distribution of Borrower's common stock by Lender to Lender's stockholders. Notwithstanding anything in this Agreement or any Promissory Note to the contrary, Lender may demand prepayment of all or any portion of the Loans, plus accrued interest thereon, upon twenty (20) business day's prior written notice to Borrower following Lender's receipt of a ruling from the Internal Revenue Service that a distribution will qualify as a tax-free distribution under Section 355 of the Internal Revenue Code.

6.       EVENTS OF DEFAULT

         6.1 EVENTS OF DEFAULT. Each of the following shall constitute an event of default (each an "Event of Default"):

         (a) If Borrower fails to pay any amount of principal and/or interest due hereunder when due;

         (b) If any material representation or warranty made by Borrower in this Agreement shall prove to have been incorrect in any material respect when made;

         (c) If Borrower shall default in the observance or performance of any covenant or obligation contained in this Agreement or any other agreement with Lender, including, without limitation the IPO and Distribution Agreement;

         (d) If Borrower or any of its subsidiaries shall default in any payment under any other indebtedness for borrowed money, including, but not limited to (i) all such obligations evidenced by bonds, debentures, notes or other similar instruments; (ii) all letters of credit, whether or not drawn, and banker's acceptances issued for the account of Borrower;
                  (iii) all obligations which have been or should be, in




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                  accordance with generally accepted accounting principles,
                  recorded as capitalized leases on Borrower's financial statements; (iv) all other items (exclusive of negative goodwill) which, in accordance with generally accepted accounting principles, would be included as liabilities on the liability side of the balance sheet of Borrower; and (v) whether or not so included as liabilities in accordance with generally accepted accounting principles, all obligations of Borrower to pay the deferred purchase price of property or services.

         (e) If this Agreement or any Promissory Note shall, at any time after their respective execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and beyond final appeal;

         (f) If Borrower shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, (i) seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or Borrower shall make a general assignment for the benefit of its creditors;

         (g) If there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause
                  (f) above which (i) results in the entry of an order for relief or any such adjudication or appointment and (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days;

         (h) If there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal, within sixty (60) days from the entry thereof, and execution of such order would reasonably be expected to have a material adverse effect or would materially adversely affect its ability to perform its obligations under or in connection with this Agreement;

         (i) If Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above;

         (j) If Borrower shall generally not pay its debts as they become due or shall be unable to pay such debts, or shall admit in writing its inability to pay such debts; or

         (k) If Borrower shall have one or more final judgments or decrees entered against it or any of its subsidiaries involving, in the aggregate, a liability in excess $10,000,000 and all such judgments or decrees shall not have been vacated,




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                  satisfied, discharged or stayed or bonded pending appeal
                  within 10 days of the entry thereof.

         6.2 REMEDY UPON AN EVENT OF DEFAULT. Upon the occurrence of any Event of Default:

         (a) Borrower shall be assessed, and Lender shall be entitled to increase the interest rate due hereunder by an additional 4.75% per annum during the time period in which such Event of Default continues and interest will also be due on the overdue interest;

         (b) Lender may in its sole discretion, accelerate repayment of all principal and accrued interest due under each of the Promissory Notes by declaring such obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind (all of which are hereby expressly waived); and

         (c) Borrower shall not directly or indirectly: (i) apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchases, redemption or retirement of, or make any distribution, by reduction of capital or otherwise in respect of any of its shares of capital stock or other securities, whether now or hereafter outstanding; or (ii) declare or pay, or set apart any funds for the payment of, any dividends in any fiscal year on any class or classes of stock, until such time as the Event of Default is cured or the principal amount of and accrued interest on each of the Promissory Notes has been repaid.


7.       MISCELLANEOUS

         7.1 WAIVER. Lender's failure, at any time or times thereafter, to require strict performance by Borrower of any provision of this Agreement or any Promissory Note shall not waive, effect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.

         7.2 ASSIGNABILITY; PARTIES. This Agreement may not be assigned by Borrower without the prior written consent of Lender. Whenever in this Agreement or any of the Promissory Notes reference is made to any of the parties hereto, such reference shall be deemed to include, where applicable, a reference to the successors and permitted assigns of Borrower and the successors and assigns of Lender.

         7.3 SEVERABILITY. Whenever possible, each provision of this Agreement and each of the Promissory Notes shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement or any of the Promissory Notes shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement or such Promissory Note, as applicable.




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         7.4 APPLICATION OF PAYMENTS. Notwithstanding any contrary provision contained in this Agreement or any Promissory Note, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from Borrower.

         7.5 SECTION TITLES. The section titles contained in this Agreement shall be interpreted as without substantive meaning or content and are not to be construed as a part of the understanding between the parties.

         7.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Promissory Note(s) executed in connection herewith, constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior written or oral understandings with respect thereto. This Agreement and/or each of the Promissory Notes may be amended only by the mutual agreement of the parties evidenced in writing.

         7.7 PARTICIPATIONS. Lender shall have the right, without the consent of Borrower, but after providing Borrower with notice thereof, to sell participations in all or any portion of its interest under this Agreement on such terms as Lender and a purchaser of such participation shall determine. However, Lender shall have no obligation to sell any participations in this Agreement. The amount that Borrower shall be required to pay any such participant pursuant to this Agreement or the Promissory Note shall not exceed the amount Borrower would have been required to pay if the portion of the Loan held by such participant had continued to be held by Lender.

         7.8 NOTICES. All Notices shall be in writing and shall be deemed given upon (a) a transmitter's confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following business day or if delivered by hand the following business day), or (b) confirmed delivery of a standard overnight courier or delivered by hand, to the parties at the following addresses:

                  if to Lender to:

                           Motorola, Inc.
                           1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                           Attention:  Chief Financial Officer
                           Telecopy No.:  (847) 576-4768

                           with a copy to:

                           Motorola, Inc.
                           1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                           Attention:  General Counsel
                           Telecopy No.:  (847) 576-3628




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                  if to Borrower, to:

                           Propel, Inc.
                           425 Martingale Road
                           Schaumburg, Illinois 60173
                           Attention: Chief Financial Officer
                           Telecopy No.: (847) 435-3916

                           with a copy to:

                           Propel, Inc.
                           425 Martingale Road
                           Schaumburg, Illinois 60173
                           General Counsel
                           Telecopy No.: (847) 435-3916

or to such other address as either party hereto may have furnished to the other party by a Notice in writing in accordance with this Section 7.8.

         7.9 EXECUTION; GOVERNING LAW. This Agreement may be executed in counterparts and shall be subject to the internal laws of the State of Illinois, U.S.A.


                [Remainder of the page intentionally left blank.]




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         IN WITNESS WHEREOF, this Loan Agreement has been duly executed as of this 11th day of July, 2000.

                                    MOTOROLA, INC.


                                    By:     /s/ Garth L. Milne
                                    Name:   Garth L. Milne
                                    Its:    Senior Vice President and Treasurer


                                    PROPEL, INC.


                                    By:     /s/ J. Michael Norris
                                    Name:   J. Michael Norris
                                    Its:    President and Director





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                                    EXHIBIT A




MOTOROLA, INC./PROPEL, INC.                                   Loan Number N/A


                           PROMISSORY NOTE

U.S. $335,049,827.00                                               July 11, 2000


         FOR VALUE RECEIVED, the undersigned, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Motorola, Inc. a Delaware corporation (the "Lender") by no later than the Maturity Date at its offices or at such other place as the holder of this promissory note (the "Note") may from time to time designate in writing in lawful U.S. Dollars currency and in immediately available funds, the principal sum of U.S. DOLLARS THREE HUNDRED THIRTY-FIVE MILLION FORTY-NINE THOUSAND EIGHT HUNDRED TWENTY-SEVEN (US $335,049,327.00). This Note is referred to in and was executed and delivered pursuant to that certain Loan Agreement dated July 11, 2000 between the Borrower and the Lender (the "Loan Agreement") and is subject to the terms thereof. Capitalized terms used in this Note without definition shall have the meanings assigned to them in the Loan Agreement.

         The Borrower further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the Loan Agreement, from the date hereof until paid in full. The Borrower, at its option, may pay the Lender all or any part of the principal amount hereof, plus accrued interest on the amount of the being repaid, prior to the Maturity Date without premium or penalty.

         Borrower hereby waives presentment and demand for payment, notice of dishonor, notice of non-payment and protest and notice of protest of this Note and agrees to pay all costs of collection when incurred, including attorneys' fees (which costs may be added to the amount due under this Note).

         This Note has been delivered at and shall be deemed to have been made in Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws of the State of Illinois, U.S.A. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.






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         Whenever in this Note reference is made to Borrower or Lender, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon Borrower and its successors and assigns (including, without limitation, a receiver, trustee, or debtor-in-possession of, or for Borrower) and shall inure to the benefit of Lender and its successors and assigns.


                                                    PROPEL, INC.

                                                    By:
                                                       ------------------------
                                                    Name:
                                                         ----------------------
                                                    Its:
                                                        -----------------------





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